UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 1, 2018

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act       (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act         (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.                                        Results of Operations and Financial Condition.

On May 3, 2018, Dawson Geophysical Company (the “Company”) issued a press release reporting its preliminary and unaudited financial results for the quarter ended March 31, 2018, the first quarter of the Company’s 2018 fiscal year.

The Company hereby incorporates by reference into this Item 2.02 the information set forth in such press release, a copy of which is furnished as Exhibit 99.1 to this Current Report.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Allen T. McInnes retired from his position as a director on the Board of Directors of the Company (the “Board of Directors”) effective May 1, 2018, the date of the annual meeting of shareholders of the Company. Effective upon his retirement, Dr. McInnes was appointed to the honorary position of Director Emeritus of the Board of Directors.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on May 1, 2018.  The following proposals were adopted by the margins indicated:

1.                                      Proposal to elect a Board of Directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

	Number of Shares
Director Name	For	Withheld	Broker Non-Votes
William J. Barrett	11,318,700	1,996,079	5,910,015
Craig W. Cooper	10,537,889	2,776,890	5,910,015
Gary M. Hoover, Ph.D.	11,314,819	1,999,960	5,910,015
Stephen C. Jumper	13,043,145	271,634	5,910,015
Michael L. Klofas	11,330,511	1,984,268	5,910,015
Ted R. North	11,324,622	1,990,157	5,910,015
Mark A. Vander Ploeg	13,031,314	283,465	5,910,015
Wayne A. Whitener	11,225,658	2,089,121	5,910,015

2.                                      Proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Number of Shares
For	15,807,384
Against	718,102
Abstain	2,699,308

3.                                      Proposal to approve, on an advisory basis, the executive compensation of the named executive officers.

Number of Shares
For	10,033,266
Against	3,162,969
Abstain	118,544
Broker Non-Votes	5,910,015

4.                                      Proposal to vote, on a non-binding advisory basis, on the frequency of the advisory vote on compensation of the named executive officers.

Number of Shares
1 Year	11,227,554
2 Years	10,839
3 Years	1,477,705
Abstain	598,681

Item 8.01.                                        Other Events.

On May 1, 2018, the Board of Directors approved a 5% stock dividend (or 0.05 share for each share outstanding) on the outstanding shares of common stock of the Company, par value $0.01 per share. The stock dividend is payable on May 29, 2018 to shareholders of record on May 14, 2018.  Shareholders will receive cash in lieu of any fractional shares that they otherwise would have been entitled to receive in connection with the stock dividend. A copy of the press release announcing the stock dividend is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press release, dated May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: May 3, 2018	By:	/s/ James K. Brata
James K. Brata
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer